UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Equity Incentive Plan

On June 12, 2024, Energous Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast, at which the Company’s stockholders approved the 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan replaces the following plans of the Company: (i) 2013 Equity Incentive Plan, (ii) 2014 Non-Employee Equity Compensation Plan, (iii) Performance Share Unit Plan, and (iv) 2017 Equity Inducement Plan. The 2024 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2024 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”). The summaries of the 2024 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Amended and Restated Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “A&R ESPP”) to increase the total number of shares of common stock available for issuance thereunder by 6,200 shares. The A&R ESPP became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the A&R ESPP is set forth in the Proxy Statement. The summaries of the A&R ESPP set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the A&R ESPP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Severance and Change in Control Agreement

On June 12, 2024, the Company entered into a Severance and Change in Control Agreement with Mallorie Burak, the Company’s Chief Financial Officer and Interim Principal Executive Officer (the “CIC Agreement”), which provides certain benefits to Ms. Burak upon certain termination events with the Company.

In the event of a Qualifying Termination (as defined in the CIC Agreement) not in connection with a Change in Control (as defined in the CIC Agreement), in addition to other accrued benefits, Ms. Burak would be entitled to receive the following severance benefits, subject to execution of a general release of claims: (i) a cash lump sum payment of 12 months of then-current base salary and 100% of the target bonus, (ii) accelerated vesting of 50% of unvested equity awards (other than awards that vest upon satisfaction of performance criteria), and (iii) 12 months of continued COBRA health coverage (collectively, the “Severance Benefits”). In the event of a CIC Qualifying Termination (as defined in the CIC Agreement), subject to execution of a general release of claims, Ms. Burak would be entitled to receive the same Severance Benefits as in a Qualifying Termination, except that the accelerated vesting of equity awards would apply to 100% of all unvested equity awards. The CIC Agreement also contains certain customary post-separation cooperation, non-competition, and non-disparagement provisions applicable to Ms. Burak.

The foregoing description of the CIC Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the CIC Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 12, 2014, as a virtual meeting online via live audio webcast. At the Annual Meeting, there were 3,198,098 votes represented either in person or by proxy, or 52.57% of the votes entitled to be cast at the Annual Meeting, which represented a quorum. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1.  Election of three directors to the Board of Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rahul Patel	820,561	222,759	2,154,778
J. Michael Dodson	825,941	217,379	2,154,778
David Roberson	819,029	224,291	2,154,778

Proposal 2.  Ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,725,131	265,359	207,608	—

Proposal 3.  Approval of the Energous Corporation 2024 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
861,662	168,087	13,571	2,154,778

Proposal 4.  Approval of an amendment and restatement of the Energous Corporation Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance thereunder by 6,200 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
863,806	168,716	10,798	2,154,778

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Energous Corporation 2024 Equity Incentive Plan.
10.2	Energous Corporation Amended and Restated Employee Stock Purchase Plan.
10.3	Severance and Change in Control Agreement, dated June 12, 2024, between Mallorie Burak and Energous Corporation.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: June 14, 2024	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Interim Principal Executive Officer and Chief Financial Officer